SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e): Compensatory Arrangements of Certain Officers
SIGNATURE

ITEM 5.02(e): Compensatory Arrangements of Certain Officers
Fiscal 2007 Base Salary Increases, Bonus Targets and Title Changes. On February 22, 2007, the Compensation Committee of Covad Communications Group, Inc. (the “Company”) approved base salary increases for the executive officers of the Company set forth in the table below. These increases are effective on February 23, 2007. The amount of the base salary increases and the resulting annual base salaries of these officers are set forth in the table below.
The Compensation Committee previously approved the Company’s 2007 Executive Short Term Incentive Plan (the “Plan”). The Plan is described in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 9, 2007. The Compensation Committee has approved the 2007 target bonus amounts under the Plan for the following executive officers as set forth in the table below.
The Compensation Committee also approved title changes for each of Mr. Dunn and Mr. Kirkland from Senior Vice President to Executive Vice President.

		Increase in Annual	New Annual	Bonus
Name	Title	Base Salary	Base Salary	Target
				Percentage
Christopher Dunn	Executive Vice President and Chief Financial Officer	$11,600	$301,600	70%
James A. Kirkland	Executive Vice President, Strategic Development, General Counsel and Secretary	$25,000	$275,000	70%
David McMorrow	Executive Vice President, Sales	$10,000	$260,000	70%

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2007

By:	/s/ James A. Kirkland
James A. Kirkland
Executive Vice President, Strategic Development, General Counsel and Secretary